SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008 (July 8, 2008)

ARBOR ENTECH CORPORATION
(Exact name of Registrant as specified in Charter)

Delaware	000-30432	22-2335094
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 656, Tuxedo Park, NY	10987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (201) 782-9237

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On July 8, 2008, the Registrant was notified by its prior independent auditors, Wolinetz, Lafazan & Company, P.C. (“WL”), that it had resigned and that it was no longer the Registrant’s independent auditor.

WL’s report on Registrant’s financial statements for the last two fiscal years ended April 30, 2007 (collectively, the “Prior Fiscal Years”), did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements (“Disagreements”) between Registrant and WL during either (i) the Prior Fiscal Years, or (ii) the period May 1, 2007 through July 11, 2008 (the “Interim Period”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreement, if not resolved to the satisfaction of WL, would have caused WL to make reference to the subject matter of the Disagreement in connection with its report for the Prior Fiscal Years.

There were no reportable events under Item 304(a)(1) of Regulation S-B, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

Pursuant to Item 4.01 of Form 8-K and Item 304(a)(3) of Regulation S-B, Registrant has provided WL with a copy of this Report on Form 8-K and WL provided the Registrant with a response addressed to the Securities and Exchange Commission as to WL’s agreement with the statements made in this Item 4.01 as to WL. Such response is filed as an exhibit to this Report.

On July 9, 2008, the board of directors approved and engaged Rosenberg Rich Baker Berman & Company (“RRBB”) as its independent auditor for Registrant's fiscal year ended April 30, 2008. Registrant did not consult RRBB with respect to either (i) the Prior Fiscal Years, (ii) the Interim Period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements, or (iii) any matter that was either the subject of a Disagreement or a Reportable Event.

Item 9.01  Financial Statements and Exhibits.

Exhibits

(c) Exhibit 16.1 - Letter from Wolinetz, Lafazan & Company, P.C.*
____________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 11, 2008
ARBOR ENTCH CORPORATION
(Registrant)

By: /s/ Mark Shefts
Mark Shefts, Chief Financial Officer